UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2024

Societal CDMO, Inc.

(Exact name of Registrant as Specified in Its Charter)

Pennsylvania	001-36329	26-1523233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 E. Uwchlan Ave, Suite 112
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 534-8239

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	SCTL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 8, 2024, CoreRx, Inc., a Florida corporation (“Parent”), completed the previously announced acquisition of Societal CDMO, Inc., a Pennsylvania corporation (the “Company”), pursuant to an Agreement and Plan of Merger, dated as of February 28, 2024 (the “Merger Agreement”), by and among the Company, Parent and Cane Merger Sub, Inc., a Pennsylvania corporation and a wholly owned subsidiary of Parent (“Purchaser”). All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 8, 2024, in connection with, and concurrently upon, the consummation of the Merger (as defined below), the Company terminated (i) all commitments and repaid in full all outstanding obligations due under the Credit Agreement, dated as of December 12, 2022, by and among the Company, as borrower, the Company’s subsidiaries named as guarantors therein, Royal Bank of Canada, in its capacity as the administrative agent, and the lenders named therein, as amended, (ii) all commitments and repaid in full all outstanding obligations due under the subordinated promissory note, dated as of August 13, 2021, by and among the Company, as borrower, and IriSys, Inc., as seller, as amended, and (iii) the Company’s 2018 Amended and Restated Equity Incentive Plan, the Company’s 2013 Equity Incentive Plan and the Company’s 2008 Stock Option Plan, each as amended.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a tender offer to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”), for $1.10 per Share (the “Offer Price”), in cash, subject to any applicable withholding of taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 11, 2024 (as amended and supplemented, the “Offer to Purchase”), and the related Letter of Transmittal (“Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”).

The Offer and withdrawal rights expired one minute following 11:59 p.m., Eastern Time, on April 5, 2024 (such date and time, the “Expiration Date”) and was not extended. According to Broadridge Corporate Issuer Solutions, LLC, the depositary and paying agent for the Offer (the “Depositary”), 102,588,622 Shares were validly tendered and not validly withdrawn, representing approximately 92.8% of the issued and outstanding Shares as of the Expiration Date. As of the Expiration Date, a sufficient number of Shares were validly tendered and not validly withdrawn such that the Minimum Condition was satisfied. Each condition to the Offer was satisfied or waived, and, on April 8, 2024 (the “Offer Acceptance Time”), Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following the Offer Acceptance Time and the consummation of the Offer, each condition to the Merger (as defined below) set forth in the Merger Agreement was satisfied or waived, and on April 8, 2024, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as a direct wholly owned subsidiary of Parent (the “Surviving Corporation”). The Merger was governed by Section 321(f) of the Pennsylvania Business Corporation Law, as amended (“PBCL”), with no vote of the shareholders of the Company required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than Shares (i) held by the Company (including those held in the Company’s treasury), (ii) that as of immediately prior to the Effective Time were owned by Parent or Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (iii) irrevocably accepted for payment in the Offer, or (iv) held by holders who have properly exercised their appraisal rights) was automatically converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to any withholding of applicable taxes.

During the Offer, (i) each holder of an In-the-Money Warrant and (ii) several holders of the Pre-Funded Warrants elected to exercise such warrants on a “cashless” basis and were issued Shares in accordance with the applicable warrant agreements.

In addition, immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

•

Each option to purchase Company Common Stock (“Company Option”), whether vested or unvested, that had a per share exercise price that was less than the Offer Price (each, an “In-the-Money Option”) that was outstanding and unexercised immediately prior to the Effective Time was, if applicable, automatically accelerated and became fully vested, and cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of shares of Company Common Stock subject to such fully vested In-the-Money Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Offer Price minus (B) the exercise price payable per share of Company Common Stock under such In-the-Money Option;

•

Each Company Option that had a per share exercise price that was equal to or greater than the Offer Price, whether vested or unvested, that was outstanding and unexercised immediately prior to the Effective Time was cancelled without any consideration payable therefor;

•

Each restricted stock unit of the Company (“Company RSU”) that was outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically accelerated, became fully vested and cancelled and automatically converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares issuable in settlement of such Company RSU, immediately prior to the Effective Time, multiplied by (ii) the Offer Price;

•

Each Out-of-the-Money Warrant that was then outstanding as of immediately prior to the Effective Time was canceled without any consideration payable (whether in the form of cash or otherwise) therefor, whether before or after the Effective Time; and

•

Each holder of a Pre-Funded Warrant that was then outstanding and unexercised as of immediately prior to the Effective Time executed a warrant cancellation agreement entitling the holder to receive a cash amount determined based on the total number of shares subject to such Pre-Funded Warrant immediately prior to the Effective Time, multiplied by the excess of (A) the Offer Price minus (B) the exercise price payable per share under such Pre-Funded Warrant.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is incorporated herein by reference and attached as Exhibit 2.1 to this Current Report on Form 8-K.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) halt trading as of 8:00 p.m., Eastern Time, on April 5, 2024 and delist the Shares effective before the opening of trading on April 8, 2024, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger pursuant to Section 321(f) of the PBCL, on April 8, 2024, a change of control of the Company occurred. At the Effective Time, the Company became a direct wholly owned subsidiary of Parent. The transactions contemplated by the Merger Agreement were funded through sources of available cash and via debt financing contemplated by an amended and restated debt commitment letter dated March 8, 2024 between Parent and Oaktree Capital Management, L.P. that was entered into in connection with the transactions contemplated by the Merger Agreement.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)-(c)

In accordance with the terms of the Merger Agreement, each of J. David Enloe, Jr., Matt Arens, William Ashton, Elena Cant, Winston J. Churchill, James Miller, Laura Parks, Bryan Reasons and Wayne Weisman resigned as directors of the Company and from all committees of the board of directors of the Company. Pursuant to the terms of the Merger Agreement, the directors of Purchaser as of immediately prior to the Effective Time, which consisted of Jeffrey Edwards, age 46, and Vern Davenport, age 65, became the directors of the Surviving Company. In addition, all of the Company’s officers immediately prior to the Effective Time resigned as officers of the Company and Jeffrey Edwards, President of Purchaser, and Vern Davenport, Secretary and Treasurer of Purchaser immediately prior to the Effective Time, became the (i) President and (ii) Secretary and Treasurer, respectively, of the Surviving Corporation. These resignations were tendered in connection with the Merger and not as a result of any disagreements between the Company and the resigning individuals on any matters related to the Company’s operations, policies or practices.

Information regarding the new directors and executive officers has been previously disclosed in Schedule I to the Offer to Purchase filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO filed by Parent and Purchaser with the SEC on March 11, 2024, as subsequently amended and supplemented, which is incorporated herein by reference.

(e)

Effective on the closing date and in connection with the consummation of the Merger, in recognition of his significant efforts in connection with the Merger and other transactions, the compensation committee of the Company’s board of directors approved a one-time bonus for Ryan Lake, the Company’s Chief Financial, in the amount of $125,000.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s articles of incorporation and bylaws were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 28, 2024, by and among Societal CDMO, Inc., CoreRx, Inc. and Cane Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Societal CDMO, Inc.’s Current Report on Form 8-K, filed on February 28, 2024).*

3.1	Third Amended and Restated Articles of Incorporation of Societal CDMO, Inc.

3.2	Amended and Restated Bylaws of Societal CDMO, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIETAL CDMO, INC.

Dated: April 8, 2024	By:	/s/ Jeffrey Edwards
	Name:	Jeffrey Edwards
	Title:	President